Exhibit 32.2

CERTIFICATION PURSUANT TO T HE SARBANES-OXLEY ACT

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-0XLEY ACT OF 2002

I, Jesus Oliveras, Chief Financial Officer of International Power Group, Ltd., the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.

This Quarterly Report on 10Q of the Company for the period ended June 30, 2008 as filed with the Securities and Exchange Commission (the “report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 18, 2008

/s/ Jesus Oliveras

Jesus Oliveras

      (Principal Financial Officer)